UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2023 (February 6, 2023)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Matters

On February 8, 2023, Cynthia T. Jamison, Chairman of the Board of Directors (the “Board”) of Tractor Supply Company (the “Company”), notified the Company of her intention not to stand for re-election as a director at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Ms. Jamison first joined the Board in 2002 and the Company is grateful to Ms. Jamison for her many contributions and years of service on the Board. Ms. Jamison’s decision not to stand for re-election is not due to any disagreement with the Company.

Effective immediately following the 2023 Annual Meeting, and subject to her re-election by stockholders at the 2023 Annual Meeting, the Board has appointed Edna K. Morris to replace Ms. Jamison as independent Chairman of the Board. A copy of the Company’s press release regarding the transition in the role of Chairman of the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Thomas A. Kingsbury resigned from the Board, effective February 6, 2023. Mr. Kingsbury’s resignation is in connection with his recent appointment as Chief Executive Officer at Kohl’s Corporation and is not due to any disagreement with the Company. The Company is grateful to Mr. Kingsbury for his many contributions and years of service on the Board.

In connection with Mr. Kingsbury’s resignation and Ms. Jamison’s decision not to stand for re-election, the Board approved a reduction in the size of the Board to nine (9) members, effective February 9, 2023, and a reduction in the size of the Board to eight (8) members, effective upon the expiration of Ms. Jamison’s term of office at the 2023 Annual Meeting.

Letter Agreement Amending Employment Agreement with Harry A. Lawton III

On February 9, 2023, the Company entered into a letter agreement with its President and Chief Executive Officer Harry A. Lawton III to amend and extend the term of his employment agreement with the Company, which by its terms expired on January 13, 2023. The letter agreement extends the term of his employment agreement to February 9, 2026, provided that on each anniversary of February 9, 2023, the term will be extended for an additional one year period, unless the Company gives prior notice of non-extension. The letter agreement also reflects Mr. Lawton’s current annual base salary of $1,250,000.00, target annual bonus opportunity of 150% of his minimum annual base salary, and provides that he will be eligible to participate in such equity incentive plans as the Compensation and Human Capital Committee of the Board determines to be appropriate for executive officers of the Company.

Consistent with the prior terms of Mr. Lawton’s employment agreement, the letter agreement provides that, upon a termination of employment not for cause or good reason (not in connection with a change in control), Mr. Lawton would be eligible for cash severance equal to (a) 2.0 times his annual base salary, (b) 2.0 times his target cash bonus for such year multiplied by the average of the bonus percentage applied to other executive officers’ target cash bonuses for the prior three fiscal years pursuant to any cash bonus plan maintained by the Company in respect of the fiscal years preceding the date of termination, and (c) a lump sum payment equal to the estimated cost of life, disability, accident and health insurance benefits for Mr. Lawton and his dependents for two years, except that the amounts contemplated by clauses (a) and (b) would be payable in a lump sum (rather than installments). In addition and also consistent with the prior terms of Mr. Lawton’s employment agreement, upon a termination under such circumstances, Mr. Lawton would be eligible for accelerated vesting of all outstanding stock options and restricted shares of stock and restricted stock units held by Mr. Lawton scheduled to vest in the 12-month period following the date of termination, and any such options would remain exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option. The foregoing severance benefits are subject to Mr. Lawton’s execution of a release of claims in favor of the Company.

The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Amended and Restated Executive Officer Change in Control Agreements

On February 9, 2023, the Company entered into amended and restated change in control agreements with its executive officers, which will become effective on March 1, 2023 and will supersede the Company’s existing change in control agreements, which expire by their terms on February 28, 2023.

The amended and restated change in control agreements have an initial three-year term, expiring February 28, 2026, provided that on each anniversary of March 1, 2023, the term shall be extended for an additional one-year period, unless the Company gives prior notice of non-extension. The amended and restated change in control agreements provide that if an executive’s employment is terminated without cause or good reason within two years following a change in control, the executive will be eligible for the following severance benefits: (a) a lump sum amount equal to 2.0 (in the case of Mr. Lawton) or 1.5 (in the case of the other executive officers) times the sum of (i) the executive’s annual base salary and (ii) target annual bonus opportunity for the fiscal year of termination (or, if higher, for the fiscal year of the change in control); (b) a lump sum amount equal to the estimated cost of procuring for the executive and his or her dependents life, disability, accident and health insurance benefits for two years following the date of termination; (c) a prorated annual bonus for the year of termination (with performance levels determined based the executive’s target opportunity or, if higher, actual projected performance as of the date of termination); (d) accelerated vesting of all outstanding equity awards (with applicable performance goals deemed satisfied at the target level), and any options would remain exercisable until the earlier of (i) the second anniversary of the date of termination and (ii) the otherwise applicable normal expiration date of such option; and (e) outplacement services up to $40,000. If the treatment of equity awards contemplated by the foregoing sentence is inconsistent with the treatment of equity awards contemplated by the applicable award agreement or the transaction documents executed in connection with the change in control, the provisions more favorable to the executive would apply. The foregoing severance benefits are subject to the executive’s execution of a release of claims in favor of the Company.

If the payments under the amended and restated change in control agreements would be subject to excise taxes under Sections 280G and 4999, such payments would be reduced, but only to the extent it results in the executive retaining a larger amount on an after-tax basis than if the payments were not reduced. The amended and restated change in control agreements also contain (a) restrictive covenants concerning noncompetition, nonsolicitation of employees and nondisparagement, which apply during employment and for 24 months (in the case of Mr. Lawton) or 18 months (in the case of the other named executive officers) following the date of termination; (b) a perpetual nondisclosure covenant; and (c) a covenant requiring the executive to return confidential information upon his or her termination.

The foregoing summary of the amended and restated change in control agreements does not purport to be complete and is qualified in its entirety by reference to the agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.2 (the agreement with Mr. Lawton) and 10.3 (the form of agreement for other named executive officers), respectively.

Amendment of Harry A. Lawton III’s 2022 and 2021 PSU Awards

On February 9, 2023, the Company amended and restated the award agreements governing the performance share unit grants made to Mr. Lawton in 2022 and 2021. The award agreements were amended and restated to provide, in material part, if Mr. Lawton’s employment is terminated without cause or good reason prior to a change in control, he would be eligible for prorated vesting based on the portion of the vesting period elapsed as of the date of termination. Consistent with the prior award agreements, if Mr. Lawton’s employment is terminated due to his death or disability, he would be eligible for full vesting of the awards. In each case, the satisfaction of applicable performance goals would be determined based on actual performance at the end of the performance period, provided that, if there is a change in control following Mr. Lawton’s termination of employment, any applicable performance goals would be fixed at the target level.

The foregoing summary of the amendment to the award agreements governing the performance share unit grants made to Mr. Lawton in 2022 and 2021 does not purport to be complete and is qualified in its entirety by reference to the full amended and restated award agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.4 (relating to the 2022 grant) and 10.5 (relating to the 2021 grant).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1    Letter Agreement, dated as of February 9, 2023, amending the Employment Agreement dated December 4, 2019, by and between Tractor Supply Company and Harry A. Lawton III.

10.2     Amended and Restated Change in Control Agreement, dated February 9, 2023 by and between Tractor Supply Company and Harry A. Lawton III.

10.3    Form of Amended and Restated Change in Control Agreement, dated as February 9, 2023.

10.4    Amended and Restated Performance Share Unit Agreement for Grant Made in 2022, dated as of February 9, 2023.

10.5    Amended and Restated Performance Share Unit Agreement for Grant Made in 2021, dated as of February 9, 2023.

99.1    Press Release of Tractor Supply Company dated February 9, 2023.

104    The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

February 9, 2023	By:	/s/ Kurt D. Barton
Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of February 9, 2023, amending the Employment Agreement dated December 4, 2019, by and between Tractor Supply Company and Harry A. Lawton III.

10.2	Amended and Restated Change in Control Agreement, dated February 9, 2023 by and between Tractor Supply Company and Harry A. Lawton III.

10.3	Form of Amended and Restated Change in Control Agreement, dated as of February 9, 2023.

10.4	Amended and Restated Performance Share Unit Agreement for Grant Made in 2022, dated as of February 9, 2023.

10.5	Amended and Restated Performance Share Unit Agreement for Grant Made in 2021, dated as of February 9, 2023.

99.1	Press Release of Tractor Supply Company dated February 9, 2023.